UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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MVB Financial Corp.

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MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2010

To the Shareholders:

The Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) will be held at 301 Virginia Avenue, Fairmont, West Virginia, at 5:30 p.m. on May 18, 2010, for the purposes of considering and voting upon proposals:

1.	To elect five (5) directors for a three-year term.

2.	To ratify the appointment of S.R. Snodgrass, A.C., as Independent Certified Public Accountants for the year 2010.

3.	Any other business which may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 31, 2010, shall be entitled to notice of the meeting and to vote at the meeting. The approximate date on which this Proxy Statement and form of proxy are first sent or given to security holders is April 2, 2010.

By Order of the Board of Directors,

Larry F. Mazza
President and Chief Executive Officer

Please sign and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

April 2, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2010—THE NOTICE OF MEETING, THE PROXY STATEMENT, THE PROXY CARD AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2009 ARE AVAILABLE AT www.mvbbanking.com/west/2010proxy.html. DIRECTIONS TO THE ANNUAL MEETING WHERE YOU MAY VOTE IN PERSON CAN BE FOUND ON OUR WEBSITE: www.mvbbanking.com/west/2010proxy.html.

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2010

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) to be held on May 18, 2010, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation of Proxies

The solicitation of proxies is made by the Board of Directors of MVB. These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted “FOR” all of the proposals to be submitted to the vote of shareholders described in the enclosed Notice of Annual Meeting and this Proxy Statement. A shareholder executing the proxy may revoke it at any time before it is voted:

(a)	by notifying MVB representatives James R. Martin, Larry F. Mazza or Lisa J. Wanstreet in person;

(b)	by giving written notice to MVB. The revocation should be delivered to Lisa J. Wanstreet, Corporate Secretary, 301 Virginia Avenue, Fairmont, WV 26554;

(c)	by submitting to MVB a subsequently dated proxy; or

(d)	by attending the meeting and withdrawing the proxy before it is voted at the meeting.

The expenses of the solicitation of proxies will be paid by MVB. In addition to this solicitation by mail, directors, officers and employees of MVB or its subsidiary, MVB Bank, Inc. (the “Bank”) may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Eligibility of Stock for Voting Purposes

Pursuant to the Bylaws of MVB, the Board of Directors has fixed March 31, 2010, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

As of the record date for the Annual Meeting, approximately 1.6 million shares of the common stock of MVB, owned by approximately 1,000 shareholders, were issued and outstanding and entitled to vote. There are 4,000,000 shares authorized. The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, “Principal Holders of Voting Securities.”

PURPOSES OF MEETING

1. ELECTION OF DIRECTORS

General

The Bylaws of MVB currently provide for a Board of Directors composed of five to twenty five members to be elected annually. The Board has set 17 as the number of directors of MVB for the upcoming year. This is one less than the 18 established in 2009. This decrease is the result of Director Bell’s attaining the mandatory retirement age of 75 in July 2010.

As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

Management Nominees to the Board of MVB

The Articles of Incorporation provide for staggered terms for directors. Approximately one-third of the Directors are elected to a three-year term each year. The five individuals identified below represent management nominees to the Board of Directors. As described above, five will be elected for a three year term.

Directors	Age as of March 31, 2010	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
James R. Martin	62	1999	2010	May 19, 2009-Chairman of Board and Director of MVB and Bank; January 1, 2009 to May 10, 2009 Vice Chairman of the Board and Director of MVB and Bank previously; President, CEO and Director of MVB & Bank.

J. Christopher Pallotta	60	1999	2010	President-Bond Insurance Agency

Directors	Age as of March 31, 2010	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
Wayne H. Stanley	59	2006	2010	Chief Executive Officer- Victory of West Virginia, Inc. (mining related construction company), President-Stanley Industries, Inc. (mining & excavation)

Richard L. Toothman	69	1999	2010	Broker & Owner – Toothman Realty

Samuel J. Warash	60	1999	2010	President-S.J. Warash, Inc. (real estate appraisal company)

Director Nominee Business Experience

James R. Martin – Chair – MVB Financial Corp., MVB organizer, director and original CEO for 11 years. He has 35 years experience in the banking industry in MVB’s North Central West Virginia market area. He began his career as a Certified Public Accountant at a national accounting firm specializing in audits of financial institutions. He is a graduate of University of Kentucky with a BS in Accounting. We have nominated Mr. Martin because of his extensive experience and expertise in managing financial institutions and his extensive knowledge of MVB’s operations.

J. Christopher Pallotta – President – Bond Insurance Agency, MVB organizer and director. He has been involved in the insurance and related securities business in North Central West Virginia market area for 35 years. He is also the owner of other small businesses in the MVB market area. He is a life-long resident of North Central West Virginia and is active in community organizations. He is a graduate of Fairmont State University with a BS in Business Administration. Mr. Pallotta was nominated because, as a founding director of MVB, he has extensive knowledge of MVB and its operations, because of his knowledge of the market in North Central West Virginia and because of his experience and expertise in the areas of insurance and securities.

Wayne H. Stanley – MVB Director. He is the Chief Executive Officer of Victory of West Virginia, Inc., a mining related construction company and President of Stanley Industries, Inc., a mining and excavating company. Both are located in North Central West Virginia. He began his career as a Certified Public Accountant with a national accounting firm. He is a graduate of West Virginia University with a BS in Accounting. Mr. Stanley has served as a director of MVB for three years and has significant knowledge of MVB’s markets. Mr. Stanley also brings expertise with respect to the mining and construction industries.

Richard L. Toothman – MVB organizer and director. He is the owner of Toothman Realty. He has been involved in the real estate business in North Central West Virginia for 28 years, in both the sales and development areas. We nominated Mr. Toothman because of his extensive knowledge of MVB’s operations and market and his knowledge of real estate in North Central West Virginia.

Samuel J. Warash – MVB organizer and Director. He is the founder and owner of S.J. Warash Co., Inc., a real estate appraisal consulting firm, for 33 years. His commercial and residential real estate appraisal services cover the North Central West Virginia market area. He is a past president of the West Virginia Chapter of the Appraisal Institute, 2005 & 2006. He is a graduate of Fairmont State University with a BS in Business Administration. As a founding director, Mr. Warash has in-depth knowledge of MVB and its operations. In addition, Mr. Warash has expertise in the areas of real estate and appraisals.

Management and Directors:

In addition to the nominees, the following are the remaining directors and the executive officers of MVB.

Directors	Age as of March 31, 2010	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years
Barbara Alexander	53	1999	2012	Owner/Broker – Howard Hanna/Premier Properties by Barbara Alexander, LLC

Stephen R. Brooks	61	1999	2011	Attorney – Flaherty Sensabaugh & Bonasso

Dr. Joseph P. Cincinnati	45	2009	2012	Orthopedic Surgeon

Berniece D. Collis	55	2008	2011	Vice President – Minghini’s General Contractors, Inc.

Harvey M. Havlichek	60	1999	2012	President – Adams Office Supply & Novelty Company, Inc.

Larry F. Mazza*	49	2005	2011	January 1, 2009, President & CEO – MVB and Bank; previously Chief Executive Officer-MVB Harrison, Inc.; Director –MVB and Bank

Dr. Saad Mossallati	61	1999	2011	Vascular Surgeon

Dr. Kelly R. Nelson	50	205	2012	Physician

Leonard W. Nossokoff	71	1999	2012	Owner-Shop N Save Supermarkets

Nitesh S. Patel	46	1999	2011	Business Consultant; Previously President & Chief Executive Officer-D.N. American, Inc. (software development company)

Louis Spatafore	53	1999	2012	President & General Manager-Friendly Furniture Galleries, Inc.

Dr. Michael F. Trent	61	1999	2011	Dentist

*	Mr. Mazza is also a member of the Board of Directors of Petroleum Development Corporation

Executive Officers of MVB Bank, Inc. (Non-Nominees):

Eric L. Tichenor	42	1999	Sr. Vice President and Cashier; Chief Financial Officer- MVB and Bank

Timothy R. Procita	32	2007	March 2007, Sr. Vice President Bank; President and CEO MVB-East, Inc. 2004-2007, Vice President and Corporate Banker Branch Banking & Trust Company; previously Business Services officer, Branch Banking & Trust Company

Roger J. Turner	59	2005	President-MVB-Harrison, Inc.; Sr. Vice President, Commercial Lending, Bank

There are no family relationships among the directors, director nominees or executive officers of MVB or MVB Bank, Inc.

Other than previously disclosed, no MVB Board member has been a member of another public company during the past five years.

The Board of Directors of MVB and Bank met twelve times during 2009. All directors attended 75% or more of the meetings of the Board of Directors and Committees thereof held of which the director is a member, except for Directors Cincinnati and Patel, who attended 68% and 69% of the meetings, respectively.

In order to meet their responsibilities, Directors are expected to attend board and committee meetings as well as the annual meeting of shareholders. All directors attended the 2009 Annual Meeting of Shareholders, except for Directors Nelson and Warash.

Leadership Structure of the Board

The Board Chair, Vice Chair and President/CEO are three separate people. Throughout MVB’s history, this has been the leadership model. The President/CEO is responsible for the day-to-day operations and performance of MVB. The Chair and Vice Chair are involved in management of meetings and matters of governance and corporate oversight. The Chair and Vice Chair also focus on monitoring the effectiveness of the President/CEO in implementing MVB’s corporate strategy and ensuring that the Directors receive sufficient information, on a timely basis, to provide proper risk oversight.

A Governance Committee was established by MVB in December 2009. The Governance Committee’s responsibilities are defined in its Charter. It is expected that the Committee will, among many things, review the committees of the Board and membership thereof, evaluate compliance with the Director Education Policy, evaluate the current Board areas of expertise and monitor such to determine if an adjustment of Board membership is necessary. The Governance Committee will also provide oversight on issues relating to the governance and operations of MVB.

The committee structure of MVB is such that the committees are responsible for and review the areas of greatest risk to MVB. Each is chaired by an independent director. Staff members are responsible to the Chairs of the committees for requested information necessary for proper committee functioning. The significant risk areas for a community banking organization include the evaluation of the quality of the loan portfolio, the interest rate sensitivity of the institution and the reliability of its financial statements. The related committees, the Loan Review Committee, the ALCO Committee and the Audit Committee, are described below.

The Board of MVB recently elected a Chief Risk Officer (CRO) whose responsibility is to evaluate the MVB enterprise risk, that being all areas of risk to MVB. It is expected that the CRO will make the first report to the Board in April 2010.

Committees of the Board

MVB or the Bank has a number of standing committees as described below.

Human Resources Committee. Composed of David B. Alvarez, Stephen R. Brooks- Chair, Berniece D. Collis, Kelly R. Nelson, John B. Spadafore, Louis Spatafore and Michael F. Trent. The purpose of this Committee is to address issues related to staffing, compensation and related policy matters. This Committee also is responsible for administration of the 2003 MVB Financial Corp. Stock Incentive Plan Option Program. Mazza is an ex-officio member of this Committee and make suggestions, which the Committee evaluates and, if considered appropriate, acts on. Mazza makes no recommendations nor participates in any portion of the meetings relating to his own salary. The Committee met six times in 2009.

ALCO Committee. Composed of Harvey M. Havlichek, James R. Martin, Larry F. Mazza, J. Christopher Pallotta- Chair, Timothy R. Procita, Eric L. Tichenor, Roger J. Turner and Samuel J. Warash. The purpose of this committee is to review the performance of the investment portfolio and policies related to investments, liquidity and asset and liability management. The Committee reports the results from these meetings to the Board of Directors. The Committee met three times in 2009.

Loan Review Committee. Composed of Harvey M. Havlichek, David A. Jones, Larry F. Mazza, G. Warren Mickey, Leonard W. Nossokoff, J. Christopher Pallotta, Wayne H. Stanley, Richard L. Toothman and Samuel J. Warash- Chair. The purpose of this Committee is to evaluate the adequacy of the Allowance for Loan Losses, review loans and groups of loans for risks and evaluate policies related to the Allowance for Loan Losses as necessary. The Committee met four times in 2009.

Governance Committee. Composed of John W. Ebert, G. Warren Mickey, Kelly R. Nelson- Chair, Leonard W. Nossokoff and Nitesh S. Patel. The purpose of the Committee is to maintain an appropriate board and committee structure by assessing skills and background to effectively staff MVB boards and committees and developing and updating governance and ethics policies for MVB. The initial meeting of the Governance was held in December 2009.

Audit Committee. Composed of John W. Ebert, Harvey M. Havlichek, Christine B. Ielapi, Kenneth F. Lowe, III, Louis Spatafore- Chair, and Michael F. Trent. The purpose is to review the results of the internal and external audits, Reports of Examination from regulatory authorities and discuss the financial statements with management and external auditors and to report such to the Board of Directors.

The Audit Committee of MVB does not include an individual who is considered to be an audit committee financial expert. This is true for the entire Board of Directors as well, because no one meets the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for an audit committee financial expert. In the small community market area of MVB, individuals meeting the required credentials under the Act are very rare. All members of the Board of Directors are successful business owners and have knowledge of the requirements to run such a successful business. The directors of MVB, including those who are members of the Audit Committee, believe that having separate internal and external audits and regulatory examinations assist in insuring proper supervision, evaluation and reporting of MVB activities.

The Audit Committee met four times in 2009. The Committee meets with representatives Conley CPA Group, PLLC, who is responsible for the internal audit function of MVB and S.R. Snodgrass, A.C., who is responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of the Bank or MVB. During these meetings, the active management of the Bank or MVB, including CEO Mazza and CFO Tichenor, may be asked to leave the room to provide comfort of questioners and responders.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for Directors Martin and Mazza, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been employees of MVB, except for Directors Martin and Mazza, and none of their immediate family members are or have for the past three years been executive officers of MVB or Bank. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Directors Martin and Mazza, are “independent directors,” as that term is defined in Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority. The Board of Directors of MVB has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A included in the Proxy Statement for the 2009 Annual Meeting of Shareholders as required by the Securities and Exchange Commission.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009, with management. The Audit Committee has also discussed the audited financial statements with S.R. Snodgrass, A.C., MVB’s independent accountants, as well as the matters required to be discussed by Statement on Auditing Standards No. 61. (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence) and has discussed with S.R. Snodgrass, A.C., the independent accountants’ independence. Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Submitted by The Audit Committee,
John W. Ebert	Kenneth F. Lowe, III
Harvey M. Havlichek	Louis Spatafore
Christine B. Ielapi	Michael F. Trent

March 10, 2010

This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless MVB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

Nominating Committee. The Board of Directors has not established a formal nominating committee as the entire Board serves in this capacity. The Board of Directors of MVB does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the Board of Directors is relatively small and vacancies are rare. Because the full Board of Directors serves the function of the nominating committee, not all directors are independent.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.

•	Directors should have excellent personal and professional reputations in MVB’s market area.

•	Directors should be accomplished in their professions or careers.

•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and the Bank and to serve on Board committees.

•

The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.

•	Because the directors of MVB may also serve as directors of the Bank, a majority of directors must be residents of West Virginia, as required by state banking law.

•

Directors must be acceptable to MVB’s and the Bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the Bylaws of the Bank.

•

Directors must be at least 21 years of age. The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The Board of Directors does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Board of Directors considers in the identification and selection of director nominees. We define diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Board of Directors focuses on skills, expertise or background that would complement the existing board, recognizing that MVB’s businesses and operations are regional in nature. Our directors are residents of North Central West Virginia and of the Eastern Panhandle of West Virginia, our primary two markets. Our directors come from diverse backgrounds including the financial, industrial, professional and retail areas and information technology.

The process of the Board of Directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the Board of Directors considers the directors’ overall service to MVB or the Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and the Bank. The Board of Directors also reviews the payment history of loans, if any, made to such directors by the Bank to ensure that the directors are not chronically delinquent and in default. The Board considers whether any transactions between the directors and the Bank have been criticized by any banking regulatory agency or the Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Board of Directors uses its network of contacts in MVB’s market area to compile a list of potential candidates. The Board of Directors then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Board of Directors then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The Board of Directors will consider director candidates recommended by stockholders for nomination by the Board of Directors, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations.

The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

MVB’s Bylaws provide that nominations for election to the Board of Directors must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);

•	Principal occupation of nominee(s);

•	Total shares to be voted for each nominee;

•	Name and address of notifying shareholder; and

•	Number of shares owned by notifying shareholder.

Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No shareholder recommendations or nominations have been made.

Executive Compensation

The following information is prepared based on positions as of December 31, 2009. In anticipation of James R. Martin’s retirement, effective April 30, 2009, as previously reported in Form 8-K, filed February 19, 2008, Larry F. Mazza assumed the position of President and Chief Executive Officer of MVB and Bank as of January 1, 2009, as previously reported in Form 8-K, filed December 17, 2008.

All compensation is paid by Bank. The following table summarizes compensation paid to executive officers for the periods indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)	All Other Compensation ($) (1)		Total ($)
Larry F. Mazza President & CEO	2008 2009		$200,000 200,000	None None	None None	$ $	11,741 13,075	$211,741 213,075
Roger J. Turner President - MVB-Central, Inc.	2008 2009	$ $	183,000 183,000	None None	None None	$ $	8,237 8,264	$191,237 191,264
Timothy R. Procita President - MVB-East, Inc.	2009		$183,750	None	None		$6,059	$189,809

(1)	This includes director fees of $6,850, $1,500 and $1,300 for Mazza, Turner and Procita, respectively for 2009 and director fees of $6,200 and $1,800 for Mazza and Turner, respectively for 2008.

Except for the MVB Bank, Inc. Annual Performance Compensation Plan, which applies to all employees, MVB does not provide Stock Awards, Non-Equity Incentive Plan Compensation or Non-Qualified Deferred Compensation Earnings to its officers or directors.

The Board of Directors of MVB believes that the successful implementation of its business strategy will depend upon attracting, retaining and motivating able executives, managers and other key employees. The 2003 MVB Financial Corp. Stock Incentive Plan provides that the Human Resources Committee appointed by the Board of Directors of MVB have the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program. During 2007, the Human Resources Committee granted one award pursuant to the

Plan for 15,000 shares at the fair market value of MVB common stock at the time of the award. No awards were granted in 2008 or 2009. For stock options granted in 2006 and years thereafter compensation expense is recognized over the vesting period of the options.

The following tables summarize the outstanding equity awards at fiscal year-end, December 31, 2009.

Outstanding Equity Awards of Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Larry F. Mazza	45,000	None	None	$16.00	10-01-15
Roger J. Turner	20,000	None	None	$16.00	10-01-15
Timothy R. Procita	6,000	9,000	None	$16.00	04-01-17

MVB does not provide Stock Award Plans for employees.

MVB provides a defined benefit retirement plan for all qualifying employees. They must have completed one year of service and be older than 21 years of age. There is a five-year requirement for full vesting. The plan provides for benefits based on the highest five consecutive years of earnings; times 2%; times years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner.

Employment Agreements and Change in Control

MVB and the Bank have employment contracts with Messers Mazza, Turner and Procita. The general terms of these contracts are described below:

Under the terms of the contract signed by Mazza December 11, 2008 and effective January 1, 2009, he became President and Chief Executive Officer of MVB and Bank. The term of Mazza’s contract is for one year. The agreement automatically renews for an additional year on January of each year unless written notice of non-renewal of the agreement is provided no later than December 1 of each year. The base salary is $200,000 and is subject to adjustment annually by the Board of Directors. If terminated without cause, Mazza shall receive an amount equal to that payable under the Agreement over a period of twelve months and such benefits as provided at the time of termination. If terminated as a result of the legal disability, Mazza shall be entitled to receive benefits under MVB’s long-term disability policy. Mazza, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. If terminated under a change in control of MVB or the Bank, Mazza would be entitled to receive compensation equal to that remaining on the contract and for an additional twelve months.

Turner’s contract is for an initial term of five years, dated March 4, 2005. At the end of the contract, it may be renewed on an annual basis or he may become a part-time employee. Under the contract of Turner, the base salary is $155,000, and is subject to adjustment annually at the discretion of the Board of Directors. If an individual is terminated without cause, the terminated party shall receive an amount equal to the balance remaining on the agreement and such benefits as provided at the time of termination. If terminated as a result of the legal disability of the individual, the disabled party shall be entitled to receive benefits under MVB’s long-term disability policy. The disabled party, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. Upon change in control of MVB or the Bank, the individual has a one-year window during which they may elect to leave without any covenants not to compete. After one year from the change in control, the leaving window expires.

Under the terms of the contract signed by Procita, dated and effective March 5, 2007, Procita became President and Chief Executive Officer of MVB-East, Inc. The term of the contract is for three years. The agreement automatically renews for an additional three years on January 1 of each year unless written notice of non-renewal of the agreement is provided by December 1 of each year. Under the contract of Procita, the base salary is $150,000, plus an incentive based upon loan production. Subsequently, the loan production incentive was deleted and the base salary adjusted to $183,750 annually, and is subject to an adjustment annually at the discretion of the Board of Directors. If an individual is terminated without cause, the terminated party shall receive an amount equal to the balance remaining on the agreement and such benefits as provided at the time of termination. If terminated as a result of the legal disability of the individual, the disabled party shall be entitled to receive benefits under MVB’s long-term disability policy. The disabled party, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. Upon change in control of MVB or the Bank, the individual has a one-year window during which they may elect to leave without any covenants not to compete. After one year from the change in control, the leaving window expires.

As a means of standardizing employment agreements, all contracted employees with rolling three-year renewal provisions in their contract received a letter of non-renewal prior to December 1, 2009, including Procita. It is anticipated that all currently contracted employees will be offered a one-year contract to include an annual renewal, including Turner and Procita.

Director Compensation

No compensation is paid for serving as a member of the Board of MVB. Members of the Board of Directors of Bank receive a fee of $325 for each Board meeting attended and a fee of $75 for each Committee meeting attended. To the extent a director fee is paid by a subsidiary, such fee is also included below. MVB-Harrison, Inc. paid a fee of $150 per meeting attended while MVB-East, Inc. paid a fee of $100 per meeting attended. The table below provides detail information about non-executive director fees paid in 2009. All director compensation is paid in cash.

Name	2009 Director Compensation ($)	Name	2009 Director Compensation ($)
Barbara L. Alexander	3,900	Leonard W. Nossokoff	3,875
Robert L. Bell	3,900	J. Christopher Pallotta	6,125
Stephen R. Brooks	4,575	Nitesh S. Patel	2,675
Joseph P. Cincinnati	3,500	Louis W. Spatafore	4,425
Berniece D. Collis	5,650	Wayne H. Stanley	4,900
Harvey M. Havlichek	5,175	Richard L. Toothman	4,350
James R. Martin	3,900	Dr. Michael F. Trent	4,650
Dr. Saad Mossallati	5,400	Samuel J. Warash	4,100
Dr. Kelly R. Nelson	4,725

MVB does not provide Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings or any other Compensation to directors.

Certain Transactions with Directors, Officers and Their Associates

MVB and the Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.

Principal Holders of Voting Securities

The following shareholders currently beneficially own or have the right to acquire shares that would result in ownership of more than 5% of MVB’s Common Stock as of March 1, 2010:

Name of Beneficial Owner	As of March 1, 2010 Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Saad Mossallati 200 Route 98 West, Suite 107 Nutter Fort, WV 26301	103,557	6.11%

Larry F. Mazza 1000 Johnson Avenue Bridgeport, WV 26330	92,580**	5.46%

*	Includes 3,557 shares held in Dr. Mossallati’s name and 100,000 shares held in the name of ASCENDCO Family, Inc.
**	Includes 45,000 shares which may be acquired through the exercise of options and 9,999 shares held for benefit of wife.

Ownership of Securities By Directors, Nominees and Executive Officers

As of March 1, 2010, ownership by directors, nominees and executive officers in MVB was:

	Shares of Stock Beneficially Owned (1)		Percent of Ownership
Barbara Alexander	5,028.30
Stephen R. Brooks	10,014	[3]	.59
Joseph P. Cincinnati	28,750		1.70
Berniece Collis	4,125.24
Harvey M. Havlichek	23,001	[3]	1.31
James R. Martin	52,448	[2]	3.10
Larry F. Mazza	92,580	[2]	5.46
Dr. Saad Mossallati	103,557		6.11
Dr. Kelly R. Nelson	6,250.37
Leonard W. Nossokoff	72,695		4.29
J. Christopher Pallotta	33,595		1.98
Nitesh S. Patel	32,598		1.92
Louis W. Spatafore	12,830	[3]	.76
Wayne Stanley	6,750.40
Richard L. Toothman	13,185	[3]	.78
Dr. Michael F. Trent	15,001.89
Samuel J. Warash	18,000		1.07
Timothy R. Procita	8,237	[2]	.49
Eric L. Tichenor	7,400	[2,3]	.44
Roger J. Turner	26,520	[2]	1.56

TOTAL	572,664		33.79%

(1)	Beneficial ownership is determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934 as amended, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

(2)	Includes shares outstanding and 45,000, 20,156, 20,000, 6,000 and 1,600 shares which may be acquired by Mazza, Martin, Turner, Tichenor and Procita, respectively, within 60 days through the exercise of options.

(3)	The following MVB Directors and Executive Officers have MVB stock pledged to secure loans from MVB Bank, Inc: Director Brooks – 2,230 shares; Director Havlichek – 5,268 shares; Director Spatafore – 5,230 shares; Director Toothman – 10, 662 shares and CFO Tichenor – 4,859 shares. Each of the above loans was made in the normal course of business. All of these transactions were made substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. In each instance, the loan to value ratio of the loan was less than 70%.

2. RATIFICATION OF AUDITORS

The firm of S.R. Snodgrass, A.C. examined the financial statements of MVB for 2009 and 2008 are being proposed to do so for 2010. The proxies will vote your proxy “For” ratification of the selection of S.R. Snodgrass, A.C. unless otherwise directed. Representatives of S.R. Snodgrass, A.C. will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement or respond to appropriate questions.

The following fees were billed by S.R. Snodgrass, A.C. as indicated:

	2009	2008
Audit Fees	$50,600	$36,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—

	$50,600	$36,500

The Audit Committee has considered whether S.R. Snodgrass, A.C. has maintained its independence during the fiscal year-ended December 31, 2009. The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approved policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2009 or 2008.

3. OTHER INFORMATION

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Legal Actions

Neither MVB nor MVB Bank, Inc. is currently involved in any legal action that is not of a routine nature.

Form 10-K Annual Report

Upon written request by any shareholder to Lisa J. Wanstreet, Corporate Secretary, MVB Financial Corp, 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of the Bank’s 2009 Annual Report on Form 10-K will be provided without charge.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the two fiscal years ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, MVB Financial Corp. 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

Shareholder Proposals for 2010 Annual Meeting

Any shareholder who wishes to have a proposal placed before the next annual Meeting of Shareholders must submit the proposal to the President of MVB no later than December 3, 2010, to have it considered for inclusion in the Proxy Statement of the Annual Meeting in 2011, expected to be held May 17, 2011.

Delivery of Information

In accordance with SEC Rule 14a-3(e)(i), only one annual report and one proxy statement are being delivered to multiple security holders at a single address. Upon request to Lisa J. Wanstreet, Corporate Secretary, MVB will provide a separate copy of either or both of the aforementioned documents to any shareholder at a shared address to which a single copy was delivered. Ms. Wanstreet may be contacted by telephone or mail as provided in the Notice of Annual Meeting of Shareholders. This same procedure may be used to separate any shareholder from multiple shareholder/single address mailings. In addition, shareholders sharing a single address and receiving multiple copies of the documents may request the delivery of a single copy of the mailing. Ms. Wanstreet is also the contact for this request.

Annual Report

MVB’s 2009 Annual Report to Shareholders is being made available electronically at www.mvbbanking.com/west/2010proxy.html on the record date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Larry F. Mazza
President and Chief Executive Officer

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 18, 2010

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. (“MVB”), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Shawn R. Boyers, Susan A. Carlock and Lisa J. Wanstreet, or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on March 31, 2010, at the Annual Meeting of Shareholders of MVB to be held at 301 Virginia Avenue, Fairmont, WV, on May 18, 2010, at 5:30 p.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

1.	Election of Directors.

For the election of the five persons listed below for a three year term:

James R. Martin	J. Christopher Pallotta	Wayne H. Stanley
Richard L. Toothman	Samuel J. Warash

☐	For all of the above listed nominees

☐	Do not vote for any of the above listed nominees

☐	For all of the above listed nominees except those for whom I choose to withhold my vote as shown:

2.	A proposal to ratify the appointment by the Board of Directors and Audit Committee of S.R. Snodgrass, A.C., as Independent Certified Public Accountants for the year 2010.

For ☐	Against ☐	Abstain ☐

3.	Any other business which may be brought before the meeting or any adjournment thereof.

Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted “FOR” the propositions listed above and described more fully in the Proxy Statement of MVB distributed in connection with this Annual Meeting. If any other business is presented at said meeting; this Proxy will be voted in accordance with the recommendations of management.

The Board of Directors recommends a vote “FOR” the listed propositions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

	Dated:	2010

Signature(s) of Shareholder(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title.

If more than one trustee, all should sign. All joint owners must sign.

RSVP I (we) will attend the Annual Meeting of MVB Shareholders. (Please Respond by May 5, 2010, by mail or 304-363-4800 or 1-888-689-1877)

Number to Attend: